Exhibit 4.2
THIS WARRANT AND ANY INTEREST ISSUABLE UPON THE EXERCISE OF THIS WARRANT ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND CONDITIONS SET FORTH IN THE AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT, DATED AS OF APRIL 13, 2005, BY AND AMONG THE MEMBERS OF NEXTWAVE WIRELESS LLC. A COPY OF SUCH AGREEMENT MAY BE OBTAINED FROM NEXTWAVE WIRELESS AT ITS PRINCIPAL EXECUTIVE OFFICES. ANY TRANSFEREE OF THIS WARRANT OR ANY INTEREST ISSUABLE UPON EXERCISE OF THIS WARRANT SHALL BE DEEMED TO AGREE TO BE BOUND BY THE TERMS OF THE AGREEMENT.

THIS WARRANT AND ANY INTEREST ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND NEITHER THIS WARRANT NOR ANY SUCH INTERESTS MAY BE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT.

WARRANT

To Purchase Limited Liability Company Interest of

NEXTWAVE WIRELESS LLC

THIS IS TO CERTIFY that Station 4, LLC or registered assigns ("Holder"), is entitled upon the due exercise hereof at any time during the Exercise Period (as hereinafter defined) to purchase up to Three Million (3,000,000) Interests (as defined below) of NextWave Wireless LLC, a Delaware limited liability company, at the Exercise Price (as hereinafter defined), and to exercise the other rights, powers and privileges hereinafter provided, all on the terms and subject to the conditions hereinafter set forth.

ARTICLE I
DEFINITIONS

The terms defined in this ARTICLE I, whenever used in this Warrant, shall have the respective meanings hereinafter specified.

"Advisory Services Agreement" means the Advisory Services Agreement, with an effective date as of September 1, 2005, between Station 4, LLC and NextWave Broadband Inc., as the same may be amended from time to time.

"Commission" means the Securities and Exchange Commission or any other Federal agency from time to time administering the Securities Act.

"Company" means NextWave Wireless LLC, a Delaware limited liability company, and any successor limited liability company, corporation or partnership.

“Interest” has the meaning set forth in the LLC Agreement, or means the equivalent thereof in the event of any reorganization or reclassification of the Interests of the Company after the effective date of the Advisory Services Agreement, including, without limitation as provided in Section 11.01 of the LLC Agreement.

"Exercise Period" means the period commencing on the Issue Date and terminating on the fifth anniversary of that date.

"Exercise Price" means (i) One Dollar ($1.00) of warrant exercise credit (as described in Section 3(a) of the Advisory Services Agreement) or (ii) One Dollar ($1.00) in cash; provided, however, if the Holder pays the Exercise Price in cash, the Holder shall forfeit One Dollar ($1.00) of warrant exercise credit for each One Dollar ($1.00) in cash paid.

"Initial Holder" means Station 4, LLC, the initial holder of this Warrant.

"Issue Date" means September 1, 2005, the initial date of issuance of this Warrant.

"LLC Agreement" means Amended and Restated Limited Liability Company Agreement of NextWave Wireless LLC dated as of April 13, 2005.

"Notice of Exercise" means the form of Notice of Exercise appearing at the end of this Warrant.

"Securities Act" means the Securities Act of 1933, as amended, or any successor Federal statute and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

"Warrant" means this warrant dated as of the Issue Date issued to the Initial Holder and all warrants issued upon the partial exercise, transfer or division of or in substitution for any Warrant.

Whenever used in this Warrant, any noun or pronoun shall be deemed to include both the singular and plural and to cover all genders, and the words "herein", "hereof", and "hereunder" and words of similar import shall refer to this instrument as a whole, includ-ing any amendments hereto.

ARTICLE II
EXERCISE OF WARRANT

2.1 Manner of Exercise; Issuance of Interests. To exercise this Warrant, the Holder shall deliver to the Company (a) a Notice of Exercise in the form attached hereto, duly executed by the holder hereof, (b) an amount equal to the aggregate Exercise Price, and (c) this Warrant. If the Holder elects to pay the Exercise Price in cash, payment of the Exercise Price shall be made by (a) wire transfer of funds to an account in a bank located in the United States designated by the Company for such purpose, or (b) certified or official bank check payable to the order of the Company and drawn on a member of the New York Clearing House.

Upon receipt of the required deliveries, the Company shall, as promptly as practicable, and in any event within five (5) business days thereafter, cause to be issued and delivered to the holder hereof or, subject to the provisions hereof, the transferee designated in the Notice of Exercise, a counterpart signature page to the LLC Agreement. Upon due execution of such signature page to the LLC Agreement, the Holder (or such transferee) shall be admitted as a Member, having all rights of a Member.

2.2 Compliance with Securities Laws. This Warrant may not be exercised at any time that the issuance of Interests (or other securities for which this Warrant is then issuable) would not be in compliance with the Securities Act or any applicable state securities laws.

2.3 Effectiveness of Exercise. Unless otherwise requested by the Holder, this Warrant shall be deemed to have been exercised and such admission as a Member shall be deemed to have occurred, and the holder or transferee so designated in the Notice of Exercise shall be deemed to have become a Member for all purposes, as of the close of business on the first date that the Notice of Exercise, payment of the Exercise Price and this Warrant have been received by the Company.

2.4 Restrictions on Transfer. This Warrant and all rights hereunder shall be assignable and transferable by the Holder only pursuant to the transfer provision set forth in the LLC Agreement. For any transfer permitted in accordance with such provisions, the Holder shall surrender this Warrant with a properly executed assignment at the principal offices of the Company (or such other office or agency of the Company as it may designate in writing to the Holder).

2.5 Ownership. The Company and any agent of the Company may treat the Person in whose name this Warrant is registered on the register kept at the principal office of the Company as the owner and Holder hereof for all purposes, notwithstanding any notice to the contrary. This Warrant, if properly assigned, may be exercised by a new holder without first having a new Warrant issued.

ARTICLE III
CERTAIN COVENANTS

3.1 Interest. Notwithstanding any contrary provision of the Agreement, the Interests issuable upon exercise of this Warrant shall be fully vested upon issuance.

3.2 Transfer and Exchange. Upon full compliance by the Holder with the transfer provisions set forth in the LLC Agreement, the Company shall execute and deliver, subject to the provisions hereof, in the name of the designated transferee or transferees, one or more new Warrants representing the right to purchase a like amount of Interests. Whenever this Warrant is so surrendered for exchange, the Company shall execute and deliver the Warrants which the holder making the exchange is entitled to receive.

Every Warrant presented or surrendered for registration of transfer or exchange shall be accompanied by an Assignment in the form attached hereto, duly executed by the holder thereof or its attorney duly authorized in writing and if requested by the Company, an opinion of counsel that the transfer or exchange is exempt from registration under the Act.

All Warrants issued upon any registration of transfer or exchange of Warrants shall be the valid obligations of the Company, evidencing the same rights, and entitled to the same benefits, as the Warrants surrendered upon such registration of transfer or exchange.

3.3 Replacement. Upon receipt of evidence reason-ably satisfactory to the Company of the ownership and the loss, theft, destruction or mutilation of any Warrant, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company, or, in the case of any such mutilation upon sur-render of such certificate, the Company shall execute and deliver in lieu of such certificate a new certificate of like kind representing the same rights represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, de-stroyed or mutilated certificate.

3.4 Adjustments.

(a) If the Company shall, after the Issue Date, adjust by any manner its outstanding number of Interests into a greater or smaller number of Interests, then the number of Interests that may thereafter be purchased upon the exercise of this Warrant must be increased or decreased, as the case may be, in proportion to the increase or decrease of Interests, and the Exercise Price must be decreased or increased in such proportion.

(b) In case of any capital reorganization or reclas-sification or recapitalization of the Interests of the Company (including, without limitation, in the case of a public offering of the securities of the Company), or in case of the consolidation or merger of the Company with or into another limited liability company, corporation, or other entity, or in case of the sale or transfer of the property of the Company as an entirety or substantially as an entirety, there shall thereafter be deliverable upon the exercise of this Warrant or any portion thereof (in lieu of or in addition to the number of Interests theretofore deliverable, as appropriate) the number of Interests or other securities or property which a holder of such number of Interests would have received upon such event, and at the same aggregate Exercise Price.

3.5 Notices.

In case the Company after the Issue Date shall propose to (i) make any distribution to the holders of Interests, (ii) offer to the Members rights to subscribe for or purchase any additional Interests of any class or any other rights or options, (iii) effect any event requiring the unanimous consent of the Members, (iv) effect any reclassification of the Interests, sale of Interests, or any capital reorganization or any consolidation or merger, or any sale, transfer or other disposition of its property, assets and business as an entirety or substantially as an entirety, or the liquidation, dissolution or winding up of the Company (“Reorganization”), or (v) conduct an initial public offering of any of its securities, then, in each such case, the Company shall mail to the holder of this Warrant notice of such proposed action setting forth all material information relating to the proposed event. Such notice shall be mailed, at least ten (10) days prior to the record date for determining holders (x) for purposes of receiving such payment or offer or (y) entitled to vote, or entitled to approve or participate in such Reorganization.

3.6 No Impairment or Amendment. The Company will (a) take all such other action as may be necessary or appropriate in order that the Company may validly issue fully paid and nonassessable Interests upon the full exercise of this Warrant and (b) obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant; provided, however, that the Company shall not be required to effect a registration under the Securities Act or any state securities laws to permit issuance of the Interests issuable upon exercise of this Warrant.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES

The Company hereby represents and warrants to the Initial Holder and each subsequent Holder of this Warrant that as of the Issue Date:

4.1 Organization and Capitalization of the Company. The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. There is only one class of Interests outstanding for the Company.

4.2 Authority. The Company has full power and authority to execute and deliver this Warrant and to perform all of its obligations hereunder, and the execution, delivery and performance hereof have been duly authorized by all necessary company action on its part. This Warrant has been duly executed on behalf of the Company and constitutes the legal, valid and binding obligation of the Company enforceable in accordance with its terms.

4.3 No Legal Bar. None of the execution, delivery or performance of this Warrant will (a) conflict with or result in a violation of the certificate of formation of the Company or the LLC Agreement, (b) conflict with or result in a violation of any law, statute, regulation, order or decree applicable to the Company, (c) require any consent or authorization or filing with, or other act by or in respect of, any governmental authority, or (d) result in a breach of, constitute a default under or constitute an event creating rights of acceleration, termination or cancellation under any mortgage, lease, contract, franchise, instrument or other agreement to which the Company is a party or by which it is bound.

ARTICLE V
VESTING

5.1 Vesting Schedule. Notwithstanding anything herein to the contrary except as otherwise set forth in this Article V, the rights to purchase the Interests set forth in this Warrant shall vest in accordance with the following provisions, and the Holder shall be entitled to exercise this Warrant only as to that portion of the Interests as to which Holder's rights shall have vested:

(a) On the date hereof, Holder shall be fully vested in its rights to purchase one-third of the Interests that are subject to this Warrant;

(b) On the first anniversary of the date hereof, Holder shall be fully vested in its rights to purchase two-thirds of the Interests that are subject to this Warrant; and

(c) On the second anniversary of the date hereof, Holder shall be fully vested in its rights to purchase one hundred percent (100%) of the Interests that are subject to this Warrant.

5.2 Acceleration of Vesting. Holder shall immediately and automatically fully vest in its rights to purchase 100% of the Interests that are subject to this Agreement upon the occurrence of any of the following events:

(a) there shall be a Change in Control (as defined in the Advisory Services Agreement) of the Company; or

(b) the Advisory Services Agreement shall be terminated by either party thereto for any reason whatsoever other than a termination by the Company of the Advisor for Cause (as defined in the Advisory Services Agreement) or a termination by the Advisor absent a failure of the Company to perform its obligations thereunder.

5.3 Termination of Vesting. Holder shall not be entitled to vest in any further rights hereunder following a termination of the Advisory Services Agreement by the Company for Cause or a termination of the Advisory Services Agreement by the Advisor absent a failure of the Company to perform its obligations thereunder; however, Holder shall retain all rights to acquire Interests as to which Holder has previously vested.

ARTICLE VI
MISCELLANEOUS

6.1 Nonwaiver. No course of dealing or any delay or failure to exercise any right, power or remedy hereunder on the part of the holder hereof shall operate as a waiver of or otherwise prejudice such holder's rights, powers or remedies.

6.2 Holder Not a Member. Prior to the exercise of this Warrant, the Holder shall not be entitled to any of the rights of a Member including, without limitation, the right as a Member to (a) vote on or consent to any proposed action of the Company or (b) attend any meetings of Members of the Company.

6.3 Notices. Any notice, demand or delivery to be made pursuant to the provisions of this Warrant shall be sent as provided in Section 11.06 of the LLC Agreement, addressed to (a) the Holder, c/o Doug Teitelbaum, at 885 Third Avenue, 34th Floor, New York, New York 10022, or (b) the Company at its principal office, 75 Holly Hill Drive, Suite 200, Greenwich, CT 06830, Attention: Frank Cassou, Esq. A copy of any notice given by Holder to the Company shall simultaneously be given by the Holder to Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, NY 10153, Attention: Marita A. Makinen, Esq. A copy of any notice given by the Company to Holder shall simultaneously be given by the Company to Brownstein Hyatt & Farber P.C., 410 17th Street, 22nd Floor, Denver, Colorado 80202, Attention: Norman Brownstein, Esq. The holder of this Warrant and the Company may each designate a different address by notice to the other pursuant to this Section 6.3.

6.4 Like Tenor. All Warrants shall at all times be identical, except as to the preamble thereof and hereof.

6.5 Successors and Assigns. This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors and assigns of the Company and the holder hereof.

6.6 Modification and Severability. If, in any action before any court or agency legally empowered to enforce any provision contained herein, any provision hereof is found to be unenforceable, then such provision shall be deemed modified to the extent necessary to make it enforceable by such court or agency. If any such provision is not durable as set forth in the preceding sentence, the unenforceability of such provision shall not affect the other provisions of this Agreement, but this Agreement shall be construed as if such unenforceable provision had never been contained herein.

6.7 Amendment. This Warrant may not be modified or amended except by written agreement of the Company and the holder hereof.

6.8 Headings. The headings of the Articles and Sections of this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

6.9 Governing Law. This Warrant shall be governed by the laws of the State of New York.

Dated as of _______________, 2005.

NEXTWAVE WIRELESS LLC
a Delaware limited liability company

By:
Name:
Title:

ASSIGNMENT FORM

(To be executed only upon the assignment
of the within Warrant)

FOR VALUE RECEIVED, the undersigned registered holder of the within Warrant hereby sells, assigns and transfers unto _______________, whose address is ________________________ _____________ all of the rights of the undersigned under the within Warrant, with respect to Interests of NextWave Wireless, LLC (the "Company") and, if such Interests shall not include all the Interests issuable as provided in the within Warrant, that a new Warrant of like tenor for the Interests not being purchased hereunder be issued in the name of and delivered to the undersigned, and does hereby irrevocably constitute and appoint ___________________ Attorney to register such transfer on the books of the Company maintained for the purpose, with full power of substitution in the premises.

Dated:

Signature Guaranteed:       By:
(Signature of Registered Holder)

________________________________
By:
Title:

NOTICE:The signature to this Assignment must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatever.

The signature to this Assignment must be guaranteed by a commercial bank or trust company in the United States or a member firm of the New York Stock Exchange.

NOTICE OF EXERCISE FORM

(To be executed only upon partial or full
exercise of the within Warrant)

The undersigned registered holder of the within Warrant irrevocably exercises the within Warrant for and purchases ____ Interests of NextWave Wireless LLC and herewith makes payment therefor in the amount of the Exercise Price, all at the price and on the terms and conditions specified in the within Warrant, and requests that a certificate for the Interests of NextWave Wireless LLC hereby purchased be issued in the name of and delivered to (choose one) (a) the undersigned or (b) __________________, whose address is ____________________, and, if such Interests shall not include all the Interests issuable as provided in the within Warrant, that a new Warrant of like tenor for the Interests not being purchased hereunder be issued in the name of and delivered to the undersigned.

Dated: ___________, ____

By:______________________________________
(Signature of Registered Holder)

Signature Guaranteed:

_______________________
By:____________________
[Title:]

NOTICE:	The signature to this Notice of Exercise must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatever.

The signature to this Notice of Exercise must be guaranteed by a commercial bank or trust company in the United States or a member firm of the New York Stock Exchange.